EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Second Quarter 2015 Earnings
Share Repurchase Program Announced and Cash Dividend Declared

NORWOOD, Mass.--(BUSINESS WIRE)-Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced the initiation of a 5% share repurchase program, a $0.02 quarterly cash dividend, and net income of $1,699,000, or $.06 per diluted share, for the second quarter of 2015 compared to net income of $1,306,000, or $.05 per diluted share, for the first quarter of 2015. Net income for the second quarter of 2014 was $761,000, excluding nonrecurring expenses related to the Company's mutual-to-stock conversion and the January 2014 Nantucket Bank acquisition. Net income for the second quarter of 2014 on a GAAP basis was $429,000 (see page 14 for a reconciliation of GAAP to non-GAAP measures). Blue Hills Bancorp was not a publicly traded company in the second quarter of 2014 and earnings per share is not applicable for that period or for the first six months of 2014.

For the six months ended June 30, 2015, net income was $3,005,000, or $.11 per diluted share, versus net income of $1,197,000 for the six months ended June 30, 2014, excluding nonrecurring expenses related to the Company's mutual-to-stock conversion and the January 2014 Nantucket Bank acquisition. Net income for the six months ended June 30, 2014 on a GAAP basis was $31,000.

Commenting on the second quarter results and capital actions, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "With loan and customer deposit growth of 27% and 9%, respectively, combined with solid asset quality and cost control, we are quite happy with the progress made during our first year as a public company. Our core net interest margin has grown from a year ago, while our balance sheet has been properly positioned for the coming rising rate environment. We also continue to be highly focused on the issue of effective capital deployment and are pleased to announce today our first share repurchase program and quarterly cash dividend."

BALANCE SHEET
Compared to March 31, 2015, total assets grew $87 million, or 5%, to $1.8 billion at June 30, 2015. Total loans were up $91 million, or 8%, driven primarily by growth in the residential mortgage portfolio, which was up $47 million, or 10%, and in the commercial real estate portfolio, which was up $42 million, or 11%. Other loan categories had only minor changes.

Compared to June 30, 2014, total assets increased $21 million, or 1%. The June 30, 2014 balance sheet was impacted by the closing of the subscription offering related to the Company’s mutual-to-stock conversion. The offering was oversubscribed with the Bank receiving orders in excess of the adjusted maximum of the offering range ($278 million) and this money was held in escrow as of June 30, 2014.  Excluding the impact of the funds held in escrow for the stock offering at June 30, 2014, total assets were up approximately $300 million compared to June 30, 2014. Loans accounted for the vast majority of the growth in total assets reflecting a combination of originations and participations. By category, commercial real estate loans were up $113 million, or 34%; residential mortgages were up $102 million, or 25%; commercial business loans were up $31 million, or 26%; and construction loans were up $15 million, or 34%.

Compared to March 31, 2015, deposits grew $53 million, or 4%, to $1.3 billion at June 30, 2015. The increase from the first quarter was mainly driven by increases in money market deposits of $27 million and brokered deposits of $25 million. The growth in money market deposits was due, in part, to promotional rate programs; however, the yield on money market deposits still declined 6 basis points from the first quarter.

Compared to June 30, 2014, deposits grew $123 million, or 11%. By category, there were increases of $101 million in money market deposits, $31 million in NOW & demand, $26 million in brokered deposits, and $17 million in certificates of deposit. These increases were partially offset by a $52 million decline in regular savings. The Milton branch, which was opened in October 2014, contributed $35 million to the growth in total deposits.

Stockholders’ equity was $414 million at June 30, 2015 compared to $415 million at March 31, 2015 and $176 million at June 30, 2014. The slight decline from March 31 is due to a lower level of other comprehensive income, partially offset by an increase in retained earnings reflecting net income in the second quarter.  The balance in other comprehensive income declined from March 31 due to a drop in the value of debt securities in the available for sale portfolio caused by the rise in interest rates. The increase in stockholders' equity from a year ago reflects the Company's mutual-to-stock conversion that was completed in July 2014. Proceeds from the stock offering were used to fund asset growth and to pay down debt and, as a result, borrowings declined to $130 million at June 30, 2015 from $195 million at June 30, 2014. As part of the conversion, the Company also (1) redeemed $18.7 million of preferred stock that had been issued to the U.S. Treasury as part of the Small Business Lending Fund Program and (2) established an employee stock ownership plan ("ESOP") which acquired 8% of the shares issued in the conversion. The $21.6 million related to the ESOP is shown as a reduction to stockholders' equity on the balance sheet at June 30, 2015. The tangible common equity to tangible assets ratio increased to 21.90% at June 30, 2015 from 7.91% at June 30, 2014 as a result of the additional capital received from the mutual-to-stock conversion. The ratio was 23.04% at March 31, 2015.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income on a fully taxable equivalent basis was $11.2 million in the second quarter of 2015, up $459,000, or 4%, from $10.7 million in the first quarter of 2015. Net interest margin on a fully taxable equivalent basis improved to 2.65% in the second quarter from 2.64% in the first quarter. The improvement in net interest income reflects an increase in average loans of $45 million, or 4%, primarily due to a higher level of commercial real estate loans. The growth in net interest income and net interest margin was also helped by a further 5 basis point improvement in the yield on securities reflecting the repositioning of the debt securities portfolio as the Company shifted away from US Treasury bonds and added mortgage backed securities and corporate bonds. Overall duration of the debt securities portfolio remained unchanged at approximately four years. Net interest income and margin in both quarters were impacted by a 3 basis point decline in the cost of interest bearing liabilities and purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Accretion in the second quarter of 2015 contributed $268,000 to net interest income compared to $220,000 in the first quarter of 2015, and approximately 6 basis points to net interest margin in each quarter. The $3.1 million remaining balance of accretable yield at June 30, 2015 is expected to be recorded to net interest income in future quarters.

Compared to the second quarter of 2014, net interest and dividend income on a tax equivalent basis increased $1.2 million, or 12%, while net interest margin declined 4 basis points. Purchase accounting accretion related to the January 2014 Nantucket Bank acquisition was $779,000 in the second quarter of last year compared to $268,000 in the second quarter of 2015. Excluding Nantucket accretion, net interest income increased $1.7 million, or 19%, while net interest margin improved 11 basis points to 2.59%. The improvement in net interest income reflects a $254 million, or 26%, increase in average loans driven by higher levels of loans in all categories, with the biggest growth seen in the residential mortgage and commercial real estate portfolios. The bulk of the loan growth was funded with an increase in noninterest bearing funds, which benefited both net interest income and margin. Average equity increased $241 million due to the Company's mutual-to-stock conversion while average noninterest bearing deposits increased $17 million, or 15%, to $130 million in the second quarter of 2015. Net interest income and margin also benefited from a 16 basis point improvement in the securities yield reflecting the aforementioned repositioning of the debt securities portfolio. These benefits were partially offset by an increase in the cost of interest bearing liabilities from the second quarter of last year due, in part, to promotional rate programs. The loan yield also declined from the second quarter of last year due to the aforementioned drop in Nantucket accretion as well as competitive pricing pressures.

NONINTEREST INCOME
Noninterest income was $2.5 million in the second quarter of 2015 compared to $2.2 million in the first quarter.

•
Loan level derivative fee income was $770,000 in the second quarter compared to just $4,000 in the first quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

•
Miscellaneous income improved to $393,000 in the second quarter from an expense of $151,000 in the first quarter. The biggest factor behind the change in miscellaneous income relates to the portfolio of commercial loan customer interest rate swap contracts discussed above. While fee income from these contracts is recorded to loan level derivative fee income, GAAP dictates that the Company must mark these contracts to market over the life of each swap and these valuation marks are reflected in miscellaneous income. During the first quarter, the Company recorded negative valuation marks on these contracts as interest rates declined while in the second quarter the Company recorded positive valuation marks as interest rates increased. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit related circumstances there is no net impact to earnings over the life of each contract.  Miscellaneous income was also impacted by a higher level of income received on CRA-qualified investments in the second quarter.

•	Also contributing to the improvement in noninterest income from the first quarter was a seasonal increase in interchange & ATM fees.

•
Partially offsetting the improvements discussed above was a decline in securities gains which fell to $267,000 in the second quarter from $1.3 million in the first quarter. The high level of securities gains in the first quarter was due, in part, to a repositioning of the debt securities portfolio.

Compared to the second quarter of 2014, noninterest income increased $167,000, or 7%, due mainly to a $713,000 increase in loan level derivative fee income and a $366,000 increase in miscellaneous income. The growth in miscellaneous income was mainly due to the factors discussed above related to valuation marks on customer interest rate swap contracts and a higher level of income received on CRA-qualified investments. The improvements were partially offset by a $924,000 decline in securities gains.

NONINTEREST EXPENSE
Noninterest expense was $10.7 million in the second quarter of 2015, up $34,000 from the first quarter as a $152,000 increase in salaries and benefits expense was partially offset by a net decline in other account categories. Snow removal costs declined $116,000 reflecting the abnormally high level of expense incurred in the first quarter related to the severe winter weather experienced throughout our service area.

Noninterest expense was $10.7 million in the second quarter of 2014 and included $330,000 of expenses related to the Company's mutual-to-stock conversion and $173,000 related to one-time costs associated with the January 2014 Nantucket Bank acquisition. Excluding these items, noninterest expense in the second quarter of 2015 was $501,000 higher than the second quarter of 2014. The second quarter of 2015 included $259,000 of expense related to the ESOP that was implemented in the second half of 2014 in connection with the mutual-to-stock conversion. In addition, salaries expense increased from last year reflecting merit and promotional increases, as well as expenses related to the Milton, Massachusetts branch and a loan production office in Plymouth, Massachusetts, both of which were opened subsequent to the second quarter of 2014.

ASSET QUALITY
The provision for loan losses was $544,000 in the second quarter of 2015 compared to $279,000 in the first quarter of 2015 and $959,000 in the second quarter of 2014. The provisions in all quarters reflect management’s assessment of the growth and risks inherent in the loan portfolio. Provisions in each of the three quarters were significantly higher than net chargeoffs. The Company had net loan chargeoffs of $5,000 in the second quarter of 2015, $14,000 in the first quarter of 2015 and $13,000 in the second quarter of 2014.

The allowance for loan losses as a percentage of total loans was 1.08% at June 30, 2015 compared to 1.12% at March 31, 2015 and 1.13% at June 30, 2014. The allowance for loan losses as a percentage of nonperforming loans was 279% at June 30, 2015 compared to 278% at March 31, 2015 and 251% at June 30, 2014.

Nonperforming assets were $4.9 million at June 30, 2015 compared to $4.8 million at March 31, 2015 and $4.5 million at June 30, 2014. Nonperforming assets as a percentage of total assets were 0.27% at June 30, 2015 and March 31, 2015 compared to 0.25% at June 30, 2014.

SHARE REPURCHASE PROGRAM AND DIVIDEND
The Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to purchase up to 1,423,340 shares of its issued and outstanding shares of common stock, which represents approximately 5% of the Company's issued and outstanding shares. The repurchase program is expected to commence immediately. The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital. The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be held by the Company as authorized but unissued shares. The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. The repurchase program does not obligate the Company to purchase any particular number of shares.
The Board of Directors has also declared a regular quarterly cash dividend of $0.02 per share. The dividend is payable on August 20 ,2015 to stockholders of record as of August 6, 2015.
ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $1.8 billion at June 30, 2015 and operates 10 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood and West Roxbury, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial and industrial and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our new business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)				% Change
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015 vs. March 31, 2015	June 30, 2015 vs. June 30, 2014
Assets
Cash and due from banks	$10,162	$10,045	$15,308	1.2%	(33.6)%
Short term investments	43,240	26,966	281,618	60.4%	(84.6)%
Total cash and cash equivalents	53,402	37,011	296,926	44.3%	(82.0)%
Securities available for sale, at fair value	431,827	429,551	417,581	0.5%	3.4%
Federal Home Loan Bank stock, at cost	11,702	11,702	11,702	—%	—%
Loans held for sale	1,833	17,681	22,398	(89.6)%	(91.8)%
Loans:
1-4 family residential	510,406	463,334	408,528	10.2%	24.9%
Home equity	65,735	63,276	62,508	3.9%	5.2%
Commercial real estate	448,125	405,670	334,647	10.5%	33.9%
Construction	60,553	59,513	45,192	1.7%	34.0%
Total real estate loans	1,084,819	991,793	850,875	9.4%	27.5%
Commercial business	151,012	154,367	120,313	(2.2)%	25.5%
Consumer	33,995	32,845	30,457	3.5%	11.6%
Total loans	1,269,826	1,179,005	1,001,645	7.7%	26.8%
Allowance for loan losses	(13,777)	(13,238)	(11,292)	4.1%	22.0%
Loans, net	1,256,049	1,165,767	990,353	7.7%	26.8%
Premises and equipment, net	18,969	18,869	18,209	0.5%	4.2%
Accrued interest receivable	4,878	4,793	4,127	1.8%	18.2%
Goodwill and core deposit intangible	12,541	12,955	14,361	(3.2)%	(12.7)%
Net deferred tax asset	7,015	5,172	1,020	35.6%	587.7%
Bank-owned life insurance	31,100	30,848	30,326	0.8%	2.6%
Other assets	15,251	23,535	16,102	(35.2)%	(5.3)%
Total assets	$1,844,567	$1,757,884	$1,823,105	4.9%	1.2%
Liabilities and Stockholders' Equity
NOW and demand	$268,126	$256,746	$237,586	4.4%	12.9%
Regular savings	291,628	301,932	343,697	(3.4)%	(15.1)%
Money market	296,539	269,164	195,264	10.2%	51.9%
Certificates of deposit	310,365	310,672	293,516	(0.1)%	5.7%
Brokered money market	23,759	23,991	—	(1.0)%	100.0%
Brokered certificates of deposit	83,705	58,705	81,205	42.6%	3.1%
Total deposits	1,274,122	1,221,210	1,151,268	4.3%	10.7%
Stock subscriptions	—	—	283,958	—	—
Short-term borrowings	95,000	70,000	160,000	35.7%	(40.6)%
Long-term debt	35,000	35,000	35,000	—%	—%
Other liabilities	26,704	16,730	16,724	59.6%	59.7%
Total liabilities	1,430,826	1,342,940	1,646,950	6.5%	(13.1)%
Preferred stock	—	—	18,724	—%	(100.0)%
Common stock	285	285	—	—%	100.0%
Additional paid-in capital	281,164	281,094	—	—%	100.0%
Unearned compensation- ESOP	(21,635)	(21,825)	—	0.9%	(100.0)%
Retained earnings	152,728	151,029	149,959	1.1%	1.8%
Accumulated other comprehensive income	1,199	4,361	7,472	(72.5)%	(84.0)%
Total stockholders' equity	413,741	414,944	176,155	(0.3)%	134.9%
Total liabilities and stockholders' equity	$1,844,567	$1,757,884	$1,823,105	4.9%	1.2%

Blue Hills Bancorp, Inc
Consolidated Balance Sheet Trend

(Dollars in thousands)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Assets
Cash and due from banks	$10,162	$10,045	$15,345	$14,632	$15,308
Short term investments	43,240	26,966	44,801	39,229	281,618
Total cash and cash equivalents	53,402	37,011	60,146	53,861	296,926
Securities available for sale, at fair value	431,827	429,551	416,447	417,164	417,581
Federal Home Loan Bank stock, at cost	11,702	11,702	11,702	11,702	11,702
Loans held for sale	1,833	17,681	14,591	2,465	22,398
Loans:
1-4 family residential	510,406	463,334	461,719	466,963	408,528
Home equity	65,735	63,276	61,508	62,958	62,508
Commercial real estate	448,125	405,670	385,228	368,069	334,647
Construction	60,553	59,513	53,258	56,939	45,192
Total real estate loans	1,084,819	991,793	961,713	954,929	850,875
Commercial business	151,012	154,367	151,521	138,357	120,313
Consumer	33,995	32,845	32,653	32,210	30,457
Total loans	1,269,826	1,179,005	1,145,887	1,125,496	1,001,645
Allowance for loan losses	(13,777)	(13,238)	(12,973)	(12,721)	(11,292)
Loans, net	1,256,049	1,165,767	1,132,914	1,112,775	990,353
Premises and equipment, net	18,969	18,869	18,788	18,616	18,209
Accrued interest receivable	4,878	4,793	4,433	4,367	4,127
Goodwill and core deposit intangible	12,541	12,955	13,392	13,854	14,361
Net deferred tax asset	7,015	5,172	6,233	4,456	1,020
Bank-owned life insurance	31,100	30,848	30,595	30,576	30,326
Other assets	15,251	23,535	18,907	16,775	16,102
Total assets	$1,844,567	$1,757,884	$1,728,148	$1,686,611	$1,823,105
Liabilities and Stockholders' Equity
NOW and demand	$268,126	$256,746	$245,117	$252,439	$237,586
Regular savings	291,628	301,932	303,834	318,557	343,697
Money market	296,539	269,164	280,139	233,392	195,264
Certificates of deposit	310,365	310,672	301,755	289,384	293,516
Brokered money market	23,759	23,991	23,166	—	—
Brokered certificates of deposit	83,705	58,705	58,705	58,705	81,205
Total deposits	1,274,122	1,221,210	1,212,716	1,152,477	1,151,268
Stock subscriptions		—	—	—	283,958
Short-term borrowings	95,000	70,000	40,000	75,000	160,000
Long-term debt	35,000	35,000	35,000	35,000	35,000
Other liabilities	26,704	16,730	28,826	14,068	16,724
Total liabilities	1,430,826	1,342,940	1,316,542	1,276,545	1,646,950
Preferred stock	—	—	—	—	18,724
Common stock	285	285	285	285	—
Additional paid-in capital	281,164	281,094	281,035	280,926	—
Unearned compensation- ESOP	(21,635)	(21,825)	(22,014)	(22,393)	—
Retained earnings	152,728	151,029	149,723	146,979	149,959
Accumulated other comprehensive income	1,199	4,361	2,577	4,269	7,472
Total stockholders' equity	413,741	414,944	411,606	410,066	176,155
Total liabilities and stockholders' equity	$1,844,567	$1,757,884	$1,728,148	$1,686,611	$1,823,105

Blue Hills Bancorp, Inc.
Consolidated Statement of Net Income-Quarters

(Dollars in thousands, except share data)	Quarters Ended			% Change
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015 vs. March 31, 2015	June 30, 2015 vs. June 30, 2014
Interest and fees on loans	$10,759	$10,427	$9,399	3.2%	14.5%
Interest on securities	2,237	2,136	2,003	4.7%	11.7%
Dividends	112	100	119	12.0%	(5.9)%
Other	22	19	30	15.8%	(26.7)%
Total interest and dividend income	13,130	12,682	11,551	3.5%	13.7%
Interest on deposits	1,745	1,763	1,348	(1.0)%	29.5%
Interest on borrowings	270	254	326	6.3%	(17.2)%
Total interest expense	2,015	2,017	1,674	(0.1)%	20.4%
Net interest and dividend income	11,115	10,665	9,877	4.2%	12.5%
Provision for loan losses	544	279	959	95.0%	(43.3)%
Net interest and dividend income, after provision for loan losses	10,571	10,386	8,918	1.8%	18.5%
Deposit account fees	335	333	343	0.6%	(2.3)%
Interchange and ATM fees	377	326	371	15.6%	1.6%
Mortgage banking	83	101	75	(17.8)%	10.7%
Loan level derivative fee income	770	4	57	19,150.0%	1,250.9%
Realized securities gains and impairment losses, net	267	1,318	1,191	(79.7)%	(77.6)%
Bank-owned life insurance income	252	253	246	(0.4)%	2.4%
Miscellaneous	393	(151)	27	NM	1,355.6%
Total noninterest income	2,477	2,184	2,310	13.4%	7.2%
Salaries and employee benefits	5,641	5,489	5,212	2.8%	8.2%
Occupancy and equipment	1,464	1,498	1,298	(2.3)%	12.8%
Data processing	843	819	701	2.9%	20.3%
Professional fees	667	632	1,123	5.5%	(40.6)%
Advertising	562	500	658	12.4%	(14.6)%
FDIC deposit insurance	253	292	196	(13.4)%	29.1%
Directors' fees	93	124	156	(25.0)%	(40.4)%
Amortization of core deposit intangible	414	437	509	(5.3)%	(18.7)%
Other general and administrative	723	835	809	(13.4)%	(10.6)%
Total noninterest expense	10,660	10,626	10,662	0.3%	—%
Income before income taxes	2,388	1,944	566	22.8%	321.9%
Provision for income taxes	689	638	137	8.0%	402.9%
Net income	$1,699	$1,306	$429	30.1%	296.0%

Earnings per common share:
Basic	$0.06	$0.05	n/a	n/a	n/a
Diluted	$0.06	$0.05	n/a	n/a	n/a
Weighted average shares outstanding:
Basic	26,293,560	26,274,738	n/a	n/a	n/a
Diluted	26,293,560	26,274,738	n/a	n/a	n/a

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Dollars in thousands, except share data)	Year to Date
	June 30, 2015	June 30, 2014	% Change
Interest and fees on loans	$21,186	$17,450	21.4%
Interest on securities	4,373	3,940	11.0%
Dividends	212	284	(25.4)%
Other	41	46	(10.9)%
Total interest and dividend income	25,812	21,720	18.8%
Interest on deposits	3,508	2,699	30.0%
Interest on borrowings	524	630	(16.8)%
Total interest expense	4,032	3,329	21.1%
Net interest and dividend income	21,780	18,391	18.4%
Provision for loan losses	823	1,673	(50.8)%
Net interest and dividend income, after provision for loan losses	20,957	16,718	25.4%
Deposit account fees	668	633	5.5%
Interchange and ATM fees	703	657	7.0%
Mortgage banking	184	143	28.7%
Loan level derivative fee income	774	207	273.9%
Realized securities gains and impairment losses, net	1,585	1,732	(8.5)%
Gains on trading assets, net	—	25	(100.0)%
Bank-owned life insurance income	505	495	2.0%
Miscellaneous	242	47	414.9%
Total noninterest income	4,661	3,939	18.3%
Salaries and employee benefits	11,130	10,341	7.6%
Occupancy and equipment	2,962	2,899	2.2%
Data processing	1,662	1,306	27.3%
Professional fees	1,299	2,282	(43.1)%
Advertising	1,062	959	10.7%
FDIC deposit insurance	545	375	45.3%
Directors' fees	217	306	(29.1)%
Amortization of core deposit intangible	851	862	(1.3)%
Other general and administrative	1,558	1,588	(1.9)%
Total noninterest expense	21,286	20,918	1.8%
Income (loss) before income taxes	4,332	(261)	NM
Provision (benefit) for income taxes	1,327	(292)	NM
Net income	$3,005	$31	9,593.5%

Earnings per common share:
Basic	$0.11	n/a
Diluted	$0.11	n/a
Weighted average shares outstanding:
Basic	26,284,201	n/a
Diluted	26,284,201	n/a

Blue Hills Bancorp Inc.
Consolidated Statements of Operations - Trend
	Quarters Ended
(Dollars in thousands, except share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Interest and fees on loans	$10,759	$10,427	$10,207	$9,725	$9,399
Interest on securities	2,237	2,136	2,027	1,892	2,003
Dividends	112	100	2,221	1,388	119
Other	22	19	30	65	30
Total interest and dividend income	13,130	12,682	14,485	13,070	11,551
Interest on deposits	1,745	1,763	1,675	1,376	1,348
Interest on borrowings	270	254	243	275	326
Total interest expense	2,015	2,017	1,918	1,651	1,674
Net interest and dividend income	11,115	10,665	12,567	11,419	9,877
Provision for loan losses	544	279	270	1,438	959
Net interest and dividend income, after provision for loan losses	10,571	10,386	12,297	9,981	8,918
Deposit account fees	335	333	342	337	343
Interchange and ATM fees	377	326	351	390	371
Mortgage banking	83	101	300	341	75
Loan level derivative fee income	770	4	157	296	57
Realized securities gains and impairment losses, net	267	1,318	434	349	1,191
Bank-owned life insurance income	252	253	261	250	246
Bank-owned life insurance death benefit gains	—	—	182	—	—
Pension curtailment gain	—	—	—	1,304	—
Miscellaneous	393	(151)	267	107	27
Total noninterest income	2,477	2,184	2,294	3,374	2,310
Salaries and employee benefits	5,641	5,489	5,543	5,424	5,212
Occupancy and equipment	1,464	1,498	1,256	1,150	1,298
Data processing	843	819	878	805	701
Professional fees	667	632	575	694	1,123
Advertising	562	500	653	815	658
FDIC deposit insurance	253	292	532	360	196
Directors' fees	93	124	30	150	156
Amortization of core deposit intangible	414	437	461	485	509
Charitable Foundation contribution	—	—	—	7,000	—
Other general and administrative	723	835	814	865	809
Total noninterest expense	10,660	10,626	10,742	17,748	10,662
Income (loss) before income taxes	2,388	1,944	3,849	(4,393)	566
Provision (benefit) for income taxes	689	638	1,104	(1,435)	137
Net income (loss)	$1,699	$1,306	$2,745	$(2,958)	$429

Earnings per common share:
Basic	$0.06	$0.05	$0.10	n/a	n/a
Diluted	$0.06	$0.05	$0.10	n/a	n/a
Weighted average shares outstanding:
Basic	26,293,560	26,274,738	26,243,957	n/a	n/a
Diluted	26,293,560	26,274,738	26,243,957	n/a	n/a

Blue Hills Bancorp Inc.
Average Balances/Yields
(Dollars in thousands)	Quarters Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,223,681	$10,812	3.54%	$1,178,716	$10,470	3.60%	$969,417	$9,454	3.91%
Securities (1)	429,348	2,332	2.18	422,092	2,221	2.13	422,335	2,128	2.02
Other interest earning assets and FHLB stock	42,832	73	0.68	50,603	70	0.56	94,149	71	0.30
Total interest-earning assets	1,695,861	13,217	3.13%	1,651,411	12,761	3.13%	1,485,901	11,653	3.15%
Non-interest-earning assets	92,390			97,427			90,026
Total assets	$1,788,251			$1,748,838			$1,575,927

Interest-bearing liabilities
NOW	$123,904	$14	0.05%	$122,226	$14	0.05%	$121,263	$19	0.06%
Regular savings	298,850	292	0.39	301,135	319	0.43	345,837	329	0.38
Money market	297,903	471	0.63	297,359	508	0.69	191,972	251	0.52
Certificates of deposit	371,150	968	1.05	353,480	922	1.06	359,668	749	0.84
Total interest-bearing deposits	1,091,807	1,745	0.64	1,074,200	1,763	0.67	1,018,740	1,348	0.53
Borrowings	134,362	270	0.81	108,556	254	0.95	206,077	326	0.63
Total interest-bearing liabilities	1,226,169	2,015	0.66%	1,182,756	2,017	0.69%	1,224,817	1,674	0.55%
Non-interest-bearing deposits	130,276			125,915			112,849
Other non-interest-bearing liabilities	16,091			25,681			63,496
Total liabilities	1,372,536			1,334,352			1,401,162
Stockholders' equity	415,715			414,486			174,765
Total liabilities and stockholders' equity	$1,788,251			$1,748,838			$1,575,927

Net interest and dividend income (FTE)		11,202			10,744			9,979
Less: FTE adjustment		(87)			(79)			(102)
Net interest and dividend income (GAAP)		$11,115			$10,665			$9,877

Net interest rate spread (FTE)			2.47%			2.44%			2.60%
Net interest margin (FTE)			2.65%			2.64%			2.69%
Total deposit cost			0.57%			0.60%			0.48%

(1) Beginning this quarter, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Dollars in thousands)	Year to Date
	June 30, 2015			June 30, 2014
	Average balance	Interest	Yield/ Cost	Average balance	Interest	Yield/ Cost
Interest-earning assets
Total loans (1)	$1,201,323	$21,282	3.57%	$925,331	$17,560	3.83%
Securities (1)	425,740	4,553	2.16	432,652	4,241	1.98
Other interest earning assets and FHLB stock	46,696	143	0.62	70,295	123	0.35
Total interest-earning assets	1,673,759	25,978	3.13%	1,428,278	21,924	3.10%
Non-interest-earning assets	94,894			83,328
Total assets	$1,768,653			$1,511,606

Interest-bearing liabilities
NOW	$123,070	$28	0.05%	$118,113	$40	0.07%
Regular savings	299,986	611	0.41	348,094	684	0.40
Money market	297,633	979	0.66	181,187	460	0.51
Certificates of deposit	362,364	1,890	1.05	357,577	1,515	0.85
Total interest-bearing deposits	1,083,053	3,508	0.65	1,004,971	2,699	0.54
Borrowings	121,530	524	0.87	185,818	630	0.68
Total interest-bearing liabilities	1,204,583	4,032	0.67%	1,190,789	3,329	0.56%
Non-interest-bearing deposits	128,108			104,567
Other non-interest-bearing liabilities	20,858			42,143
Total liabilities	1,353,549			1,337,499
Stockholders' equity	415,104			174,107
Total liabilities and stockholders' equity	$1,768,653			$1,511,606

Net interest and dividend income (FTE)		21,946			18,595
Less: FTE adjustment		(166)			(204)
Net interest and dividend income (GAAP)		$21,780			$18,391

Net interest rate spread (FTE)			2.46%			2.54%
Net interest margin (FTE)			2.64%			2.63%
Total deposit cost			0.58%			0.49%

(1) Beginning this quarter, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp, Inc.
Average Balances - Trend
	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Interest-earning assets
Total loans	$1,223,681	$1,178,716	$1,148,744	$1,085,951	$969,417
Securities	429,348	422,092	416,867	414,864	422,335
Other interest earning assets and FHLB stock	42,832	50,603	59,028	113,163	94,149
Total interest-earning assets	1,695,861	1,651,411	1,624,639	1,613,978	1,485,901
Non-interest-earning assets	92,390	97,427	92,241	91,717	90,026
Total assets	$1,788,251	$1,748,838	$1,716,880	$1,705,695	$1,575,927

Interest-bearing liabilities
NOW	$123,904	$122,226	$136,210	$124,846	$121,263
Regular savings	298,850	301,135	310,591	336,151	345,837
Money market	297,903	297,359	279,622	197,500	191,972
Certificates of deposit	371,150	353,480	356,255	346,807	359,668
Total interest-bearing deposits	1,091,807	1,074,200	1,082,678	1,005,304	1,018,740
Borrowings	134,362	108,556	83,054	145,848	206,077
Total interest-bearing liabilities	1,226,169	1,182,756	1,165,732	1,151,152	1,224,817
Non-interest-bearing deposits	130,276	125,915	122,263	117,393	112,849
Other non-interest-bearing liabilities	16,091	25,681	16,876	78,377	63,496
Total liabilities	1,372,536	1,334,352	1,304,871	1,346,922	1,401,162
Stockholders' equity	415,715	414,486	412,009	358,773	174,765
Total liabilities and stockholders' equity	$1,788,251	$1,748,838	$1,716,880	$1,705,695	$1,575,927

Blue Hills Bancorp, Inc.
Yield Trend
	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Interest-earning assets
Total loans (1)	3.54%	3.60%	3.54%	3.57%	3.91%
Securities (1)	2.18%	2.13%	4.05%	3.14%	2.02%
Other interest earning assets and FHLB stock	0.68%	0.56%	0.49%	0.38%	0.30%
Total interest-earning assets	3.13%	3.13%	3.56%	3.24%	3.15%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.09%	0.06%	0.06%
Regular savings	0.39%	0.43%	0.44%	0.42%	0.38%
Money market	0.63%	0.69%	0.67%	0.54%	0.52%
Certificates of deposit	1.05%	1.06%	0.93%	0.83%	0.84%
Total interest-bearing deposits	0.64%	0.67%	0.61%	0.54%	0.53%
Borrowings	0.81%	0.95%	1.16%	0.75%	0.63%
Total interest-bearing liabilities	0.66%	0.69%	0.65%	0.57%	0.55%

Net interest rate spread (FTE)	2.47%	2.44%	2.91%	2.67%	2.60%
Net interest margin (FTE)	2.65%	2.64%	3.09%	2.83%	2.69%
Total deposit cost	0.57%	0.60%	0.55%	0.49%	0.48%
(1) Beginning this quarter, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
	Quarters Ended
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014

Net income (loss)-GAAP basis	$1,699	$1,306	$2,745	$(2,958)	$429
Noninterest income adjustments:
Less Bank-owned life insurance death benefit gains	—	—	(182)	—	—
Less pension curtailment gain	—	—	—	(1,304)	—
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	—	—	2	173
Add expenses related to mutual to stock conversion	—	—	—	51	330
Add Charitable Foundation contribution	—	—	—	7,000	—
Income tax effects of adjustments	—	—	—	(1,955)	(171)
Net income-Non-GAAP basis	$1,699	$1,306	$2,563	$836	$761

	Year to Date
	June 30, 2015	June 30, 2014

Net income- GAAP basis	$3,005	$31
Noninterest income adjustments:
Less Bank-owned life insurance death benefit gains	—	—
Less pension curtailment gain	—	—
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	948
Add expenses related to mutual to stock conversion	—	818
Add Charitable Foundation contribution	—	—
Income tax effects of adjustments	—	(600)
Net income Non-GAAP basis	$3,005	$1,197

The Company’s management believes that the presentation of net income on a non-GAAP basis excluding nonrecurring items provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.06	$0.05	$0.10	n/a	n/a
Non-GAAP(1)	$0.06	$0.05	$0.10	n/a	n/a
Return (loss) on average assets (ROAA):
GAAP	0.38%	0.30%	0.63%	(0.69)%	0.11%
Non-GAAP(1)	0.38%	0.30%	0.59%	0.19%	0.19%
Return (loss) on average equity (ROAE):
GAAP	1.64%	1.28%	2.64%	(3.27)%	0.98%
Non-GAAP(1)	1.64%	1.28%	2.47%	0.92%	1.75%
Return (loss) on average tangible common equity (ROATCE):
GAAP	1.70%	1.32%	2.73%	(3.53)%	1.21%
Non-GAAP(1)	1.70%	1.32%	2.55%	1.00%	2.14%
Efficiency Ratio:
GAAP	78%	83%	72%	120%	87%
Non-GAAP(1)	78%	83%	73%	79%	83%

	Year to Date
	June 30, 2015	June 30, 2014
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.11	n/a
Non-GAAP(1)	$0.11	n/a
Return on average assets (ROAA):
GAAP	0.34%	—%
Non-GAAP(1)	0.34%	0.16%
Return on average equity (ROAE):
GAAP	1.46%	0.04%
Non-GAAP(1)	1.46%	1.39%
Return on average tangible common equity (ROATCE):
GAAP	1.51%	0.04%
Non-GAAP(1)	1.51%	1.69%
Efficiency Ratio:
GAAP	81%	94%
Non-GAAP(1)	81%	86%

(1) See page 14 for a reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Asset Quality
Nonperforming Assets	$4,938	$4,766	$4,502	$4,938	$4,502
Nonperforming Assets/Total Assets	0.27%	0.27%	0.25%	0.27%	0.25%
Allowance for Loan Losses/Total Loans	1.08%	1.12%	1.13%	1.08%	1.13%
Net Charge-offs	$5	$14	$13	$19	$52
Annualized Net Charge-offs/Average Loans	—%	—%	0.01%	—%	0.01%
Allowance for Loan Losses/ Nonperforming Loans	279%	278%	251%	279%	251%

Capital/Other
Common shares outstanding	28,466,813	28,466,813	n/a
Book value per share	$14.53	$14.58	n/a
Tangible book value per share	$14.09	$14.12	n/a
Tangible Common Equity/Tangible Assets	21.90%	23.04%	7.91%
Full-time Equivalent Employees	203	197	209